Exhibit (c)-(2)

Project CLARITY

Presentation to the Special Committee

May 16, 2014

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Disclaimer

This presentation and any other (written or oral) information or documents provided in connection herewith (“materials”) have been prepared by China Renaissance Securities (Hong Kong) Limited (“China Renaissance”) for use solely by the Special Committee of Charm Communications Inc. (the “Company” or “CLARITY”) in connectionwith an actual or potential mandate or engagement in connection with a potential transaction (“potential transaction”) involving the Company and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with China Renaissance. In addition, these materials may not be, in whole or in part, disclosed, distributed, copied, summarized or otherwise referred to except as agreed to in writing by China Renaissance, and must be held in strict confidence by the Company and its directors, officers and employees.

The information used in preparing these materials was obtained from or through the Company or its representatives or from public sources. China Renaissance assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects without any such independent verification. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the management of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Additionally, China Renaissance has not conducted any independent valuation or appraisal of the assets or liabilities of the Company or any other participant involved in the potential transaction and has not been provided with any such valuation or appraisal.

None of China Renaissance, its affiliates or any of their respective directors, officers, employees or agents gives any representation or warranty, express or implied, as to: (i) the achievement or reasonableness of future estimates, management forecasts, targets or performance contained in this materials, if any; or (ii) the accuracy or completeness of any information contained in the materials. Furthermore, and without prejudice to liability for fraud, none of the foregoing persons accepts or will accept any liability, responsibility or obligation (whether in contract, tort or otherwise) in relation to these matters.

These materials were designed for use by specific persons familiar with the business and the affairs of the Company and are based on financial, economic, market and other conditions prevailing at the date hereof, and China Renaissance assumes no obligation to update or otherwise revise these materials. China Renaissance is not an expert on, and nothing contained herein should be construed as advice with respect to, tax, accounting, regulatory or legal matters. Furthermore, the materials shall not be construed as a financial opinion or recommendation by China Renaissance to the Company or any security holder as to how to vote or act with respect to the potential transaction.

The materials do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend or arrange any financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies.

China Renaissance does not provide any tax advice. Any tax statement herein regarding any U.S. federal tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayers, particular circumstances from an independent tax advisor.

Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind that are provided relating to the tax treatment and tax structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the proposed transaction but does not include information relating to the identity of the parties, their affiliates, agents or advisors.

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Table of Contents

Page

I. Executive Summary 3

II. Overview of CLARITY 9

III. Valuation Analysis 16

IV. Appendix 24

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

I. Executive Summary

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Transaction Overview

Note: The following is a convenience summary of the structure and  background of the Transaction (as defined below) and certain terms of the Draft Merger Agreement (as defined below), each of which are qualified by reference to the Draft Merger Agreement

Offer Price US$4.70 in cash per ADS of CLARITY, each representing two Class A ordinary shares of CLARITY, or US$2.35 per ordinary share of CLARITY

The Offer Price implies an equity value of US$193.5 million and  an enterprise value(b) of US$83.3

Value (a) million for CLARITY

Structure and Background On September 30, 2013, CLARITY (the “Company”) announced the receipt of a preliminary non-binding proposal letter from Mr. He Dang,  the chairman of the board of directors (the “Founder”), and CMC Capital Partners HK Limited (collectively, the “Consortium”) to acquire all of the outstanding shares of the Company not currently owned by the Founder in a “going private” transaction at a price of US$4.70 in cash per American Depositary Share of the Company (the “Proposal”), or US$2.35 per ordinary share of CLARITY

CLARITY established a Special Committee of the Board of Directors  (the “Special Committee”) on October 4, 2013 to consider the Proposal

On October 31, 2013, the Special Committee retained China Renaissance Securities (Hong Kong) Limited as its  financial advisor and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”) as its legal advisor

CLARITY proposes to enter into an Agreement and Plan of Merger  (the “Merger Agreement”), with Engadin Parent Limited (“Parent”), and Engadin Merger Limited, a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into CLARITY (the “Transaction”) and each CLARITY share issued and outstanding immediately prior to the effective time of the Transaction, excluding shares held by (i) the Company and any wholly owned subsidiary of the Company, (ii) Parent, Merger Sub, the Founder, Merry Circle Trading Limited and Honour Idea Limited (collectively, the “Rollover Holders”) and (iii) shareholders of the Company who have properly exercised and perfected their appraisal rights, will be converted into the right to receive the Offer Price The Rollover Holders have agreed to contribute their shares of CLARITY to Parent

Source: The Draft Merger Agreement, which is the most recent  available to China Renaissance. Capitalized terms not defined herein have the meanings set forth in the Draft Merger Agreement.

(a) Represents a transaction value based on fully diluted shares outstanding including 40,700,564 million basic ADS outstanding and 459,492 options outstanding as of December 31, 2013 per CLARITY’s FY2013 earnings release announcement (b) Implied Enterprise Value based on the Offer Price at the time of the announcement of the Proposal was US$107.4 million, calculated as per CLARITY’s FY2013 Q2 filings

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Transaction Overview (Cont.)

Financing Bank of China London Branch has agreed with Parent, subject to the terms and conditions set forth in the draft Facility Agreement as of May 15, 2014, to provide or cause to be provided a US$60,000,000 loan with an interest rate of LIBOR plus 2.3% per annum, for the purposes of financing the transactions contemplated by the draft Merger Agreement and related fees and expenses

Go-Shop Process The Draft Merger Agreement provides for a 30-day go-shop period after the execution of the Merger Agreement, during which CLARITY has the right to solicit Alternative Transaction Proposals, including by way of public disclosure and by way of providing access to non-public information to any person pursuant to an acceptable confidentiality agreement

During the go-shop period, CLARITY has the right to enter into  and maintain discussions or negotiations with respect to Alternative Transaction Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to Alternative Transaction Proposals) or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations

Termination Fee A cash termination fee equal to 1.5% of the Transaction equity value is payable by CLARITY to Parent under the following conditions:

CLARITY terminates the Merger Agreement to enter into a Company  Acquisition Agreement with respect to a Superior Proposal

Parent terminates the Merger Agreement because CLARITY materially breaches  the Merger Agreement; or

Parent terminates the Merger Agreement because CLARITY’s Board effects  and has not withdrawn a Change of Recommendation

A cash termination fee equal to 1.5% of the Transaction equity  value is payable by Parent to CLARITY under the following conditions:

CLARITY terminates the Merger Agreement because Parent or Merger Sub materially breaches the Merger Agreement

Parent and Merger Sub fail to close the transaction within 3  business days following the expected closing date even though all closing conditions have been waived or satisfied

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

China Renaissance Mandate

As the Special Committee’s financial advisor in connection with the  Transaction, China Renaissance has been requested by the Special Committee to assist it in:

Negotiating and evaluating the terms of the Merger Agreement

Rendering opinion(s) as to the fairness, from a financial point of view, to the holders of  CLARITY’s ordinary shares, other than the Consortium Holders, of the consideration to be received by such holders pursuant to the Merger Agreement

Assisting and advising the Special Committee with respect to the  go-shop process, including identifying and contacting potential financial sponsors and strategic buyers to ascertain their interest in a potential Transaction and participating in negotiations in connection therewith

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Matters Reviewed by China Renaissance

In connection with our Opinion, China Renaissance has:

reviewed the financial terms and conditions of the Draft Merger Agreement;

reviewed certain publicly available financial and other information relating  to the Company and certain other relevant financial and operating data of the Company furnished by the Company’s management and the Special Committee;

reviewed the draft facility agreement as of May 15, 2014, between Parent and Bank of China London  Branch (the “Facility Agreement”) and the draft equity commitment letter as of May 15, 2014, from CMC Capital Partners, L.P.;

reviewed certain internal financial and operating information with respect  to the business, operations, financial condition and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Company Forecasts”);

discussed with certain members of the Company’s management the  historical and current business, operations, financial condition and prospects of the Company;

compared the reported price and trading history of the Company’s ADSs to the reported price and  trading histories of the shares of certain publicly traded companies we deemed relevant;

compared certain operating results of the Company to the operating results of certain publicly traded  companies we deemed relevant;

reviewed research analyst estimates and financial projections in Wall  Street analyst reports for the Company and certain publicly traded companies we deemed relevant (together, “Wall Street Projections”);

compared certain financial terms of the Merger to the financial  terms of certain selected transactions we deemed relevant; and

performed such other analyses, reviewed such other information and  considered such other factors as we have deemed appropriate.

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Transaction Summary Statistics

華興資本
CHINA RENAISSANCE

Summary of Transaction Value

(In US$ millions, except per share data)

Implied Valuation		
Offer Price per ADS		$4.70
Fully Diluted ADS outstanding (million)		41.2
– Basic ADS Outstanding [a] (million)		40.7
– Option and Warrant Dilution [b] (million)		0.5
Implied Equity Value		**$193.5**
Adjustments for Net Debt:		
Plus: Debt [c]		-
Plus: Non-controlling Interests [c]		$11.1
Less: Cash and Cash Equivalents [d]		(121.2)
Implied Enterprise Value		**$83.3**
Implied Transaction Multiples	**Metrics [e]**	**Multiple**
2013A Revenue	$183.8	0.45x
2014E Revenue	183.5	0.45x
2013A Non-GAAP Net Income [f]	5.1	38.3x
2014E Non-GAAP Net Income [f]	5.8	33.6x
2013A Adjusted EBITDA [g]	7.4	11.3x
2014E Adjusted EBITDA [g]	8.1	10.3x

Implied Premiums to Historical Stock Prices

	Spot Price (US$)	Offer Price Premium / (Discount)
Offer Price	$4.70	-
Current (05/14/2014)	4.27	10.1%
Unaffected Price (09/27/2013)	4.01	17.2%
Prior to Current		
1-Day Spot Prior	$4.31	9.0%
1-Week Spot Prior	4.17	21.7%
1-Month Spot Prior	4.14	13.5%
52-Week High (05/21/2013)	5.85	-19.7%
52-Week Low (09/12/2013)	3.91	20.2%
Prior to Announcement		
1-Day Spot Prior	$4.01	17.2%
1-Week Spot Prior	4.38	7.3%
1-Month Spot Prior	4.00	17.5%

Notes:
(a) 40,700,564 basic ADSs outstanding per CLARITY's FY2013 earnings release announcement on May 7, 2014
(b) Calculated based upon 459,492 options outstanding as of December 31, 2013 using the treasury stock method per CLARITY management
(c) Non-controlling Interests includes US$5.7 million Redeemable Non-controlling Interest and US$5.4 Non-controlling Interest per CLARITY's FY2013 earnings release announcement on May 7, 2014
(d) Based on CLARITY's FY2013 earnings release announcement on May 7, 2014
(e) 2014E financials per Company Forecasts and CLARITY management
(f) Non-GAAP net income represents GAAP net income before adjusting share-based compensation expenses, amortization on intangible assets and gain from change in fair value of consideration payable, which amount to US$3.7 million in FY2013
(g) Adjusted EBITDA excludes share-based compensation expenses and gain from change in fair value of consideration payable, which amounted to US$2.8 million in FY2013, per CLARITY management

CONFIDENTIAL: For the Special Committee's Use Only - 8 - Project CLARITY

II. Overview of CLARITY

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Recent Share Price Performance

Recent Share Price Performance (a)

Volume in 000s

50% 200

Sep 30, 2013:

Announced receipt of “Going

Private” proposal from the

40% Chairman and CMC Capital priced

at US$4.70 / ADS

30%

May 21, 2013:

Mar 18, 2013: Announced Q1

20% Nov 19, 2012: Announced Q4 2012 2013 results

Announced Q3 and full-year results

2012 results

10%

0% 52 Weeks High: US$5.85/ADS

May 7, 2014:

Aug 21, 2013: Nov 29, 2013: Announced Q4

-10% Announced Q2 Announced Q3 2013 and full-

2013 results 2013 results year results

-20% Offer Price: US$4.70/ADS

-30%

52 Weeks Low: US$3.91/ADS

-40%

-50% 0

CLARITY Volume CLARITY Share Price NASDAQ Composite Index Dow Jones China(b)

Source: Capital IQ as of May 14, 2014 Notes:

(a) From the twelve months prior to the announcement of the receipt of the Proposal up to May 14, 2014

(b) Dow Jones China Offshore 50 Index constituents include the 50 largest companies with primary operations in mainland China, which are listed either on the Hong Kong or the U.S. exchanges

Sep-27-2012 Nov-28-2012 Jan-29-2013 Mar-28-2013 May-28-2013 Jul-25-2013 Sep-23-2013 Nov-19-2013 Jan-21-2014 Mar-20-2014 May-14-2014

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Historical Trading Analysis

華興資本 China Renaissance

Historical Trading Histogram [a]

1-Month


100%
80%
60%
40%
20%
0%
0.0%
38.1%
57.1%
4.8%
0.0%
0.0%
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
$5.50-$6.00

3-Month


100%
80%
60%
40%
20%
0%
0.0%
19.3%
50.9%
29.8%
0.0%
0.0%
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
$5.50-$6.00

6-Month


100%
80%
60%
40%
20%
0%
0.0%
9.5%
33.6%
44.8%
7.8%
4.3%
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
$5.50-$6.00

12-Month


100%
80%
60%
40%
20%
0%
0.4%
10.8%
26.7%
46.1%
9.5%
6.5%
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
$5.50-$6.00

Key Trading Statistics [a]

	Volume (mm)	VWAP [b]	Turnover of Public Float [c]
1-Month	0.5	$4.12	5.6%
3-Month	0.7	$4.15	7.0%
6-Month	1.0	$4.40	10.7%
12-Month	1.9	$4.50	20.1%

Source: Capital IQ as of May 14, 2014

Notes:

(a) Prior to the offer date as of September 27, 2013

(b) VWAP represents volume weighted average price

(c) Public float represents 23.2% of total shares outstanding as of December 31, 2013

CONFIDENTIAL: For the Special Committee's Use Only - 11 - Project CLARITY

Wall Street Research Perspectives

Broker Estimates

2013 Estimates

Issue Target Revenue EBITDA EPS

Date Firm Price Rating(US$ mm)(US$ mm)(US$)

May 12, 2014 Pechala’s Reports US$4.29 (a) Buy - - -

May 7, 2014 US$4.66 Outperform - - -

May 5, 2014 NA Hold - - -

Oct 7, 2013 (b) US$5.00 Outperform $197.4 $7.5 $0.13

Source: Wall Street equity research reports Notes: (a) Based on a 12-month forecasted stock price

(b) Macquarie terminated coverage on CLARITY beginning April 24, 2014

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Historical and Projected Income Statement

Summary Income Statement (2011A – 2018F)

Actual Projected

(In US$ millions) 2011A (a) 2012A (a) 2013A (b) 2014E (c) 2015F (c) 2016F (c) 2017F (c) 2018F (c)

Total Revenue $ 280.1 $ 165.5 $ 183.8 $ 183.5 $ 187.8 $ 198.9 $ 204.2 $ 216.8

YoY growth rate (%) -40.9% 11.1% -0.2% 2.3% 5.9% 2.7% 6.2%

Total Gross profit 84.5 48.4 58.2 51.8 55.6 61.4 64.8 73.2

Operating profit 47.7(3.2) 2.6 2.3 3.4 5.1 5.3 8.8

Net income - Non-GAAP 51.9 0.4 5.1 5.8 6.7 7.7 7.8 10.4

Adjusted EBITDA 52.1 0.4 7.4 8.1 8.2 11.9 12.1 15.6

Margins analysis

Gross margins 30.2% 29.2% 31.7% 28.2% 29.6% 30.9% 31.7% 33.8%

Operating marigns 17.0% -2.0% 1.4% 1.2% 1.8% 2.6% 2.6% 4.1%

Net margin - Non-GAAP 18.5% 0.2% 2.7% 3.1% 3.6% 3.9% 3.8% 4.8%

Adjusted EBITDA margin 18.6% 0.3% 4.0% 4.4% 4.4% 6.0% 5.9% 7.2%

Notes:

(a) Historical financials per CLARITY filings

(b) Based on CLARITY’s FY2013 earnings release announcement on May 7, 2014 (c) Based on Company Forecasts

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Balance Sheet

Summary Balance Sheet (a)

(In US$ millions) As of December 31, 2013(In US$ millions) As of December 31, 2013

Assets Liabilities and Stockholders’ Equity

Current Assets: Current Liabilities:

Cash and Cash Equivalents $121.2 Accounts Payable $28.5

Notes Receivable 5.9 Amounts Due to Related parties 9.1

Prepaid Expenses 57.2 Advances from Customers 85.8

Deposits 32.5 Accrued Expenses and Other Current Liabilities 15.5

Accounts Receivables 117.3 Dividend Payable

Amounts Due from Related Party 3.5 Consideration Payable 0.5

Deferred Tax Assets 1.0 Total Current Liabilities $139.4

Other Current Assets 5.8

Consideration Payable $1.8

Total Current Assets $344.5

Preferred Stock Convertible

Fixed Assets, Net $7.8 Total Non-current Liabilities $1.8

Intangible Assets, Net 1.5

Total Liabilities $141.2

Equity-method Investment 2.3

Cost Method Investments 0.8

Redeemable Noncontrolling Interest $5.7

Goodwill 4.5

Other Non-current Assets 2.6

Equity Attributable to Company-s Shareholders:

Total assets $364.0

Ordinary Shares $0.0

Additional Paid in Capital 87.7

Retained Earnings 101.4

Accumulated Other Comprehensive Income 22.6

Total Company Shareholders’ Equity $211.8

Noncontrolling Interest $5.4

Total Equity $217.1

Total Liabilities and Stockholders’ Equity $364.0

Notes:

(a) Based on CLARITY’s FY2013 earnings release announcement on May 7, 2014

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

CLARITY — Ownership Profile

華興資本
CHINA RENAISSANCE

Management and Pre-IPO Institutional Investor Ownership

Management	Ordinary Shares [(a)]	% of Total	Class A Shares [(b)]	Class B Shares [(c)]
He Dang (Founder, Chairman and CEO)	45,110,000	55.4	-	45,110,000
Pre-IPO Strategic and VC / PE	**Ordinary Shares [(a)]**	**% of Total**	**Class A Shares [(b)]**	**Class B Shares [(c)]**
Dentsu / Aegis	12,390,000	15.2	-	12,390,000
AIF Capital Limited	5,000,000	6.1	-	5,000,000
Pre-IPO Strategic and VC/PE	**17,390,000**	**21.4**	**-**	**17,390,000**

Public Investor Ownership

Institutional	Ordinary Shares [(a)]	% of Total	Class A Shares [(b)]	Class B Shares [(c)]
Aberdeen Asset Management PLC (LSE:ADN)	3,503,030	4.3	3,503,030	-
Schroder Investment Management Limited	2,612,200	3.2	2,612,200	-
Invesco Ltd. (NYSE:IVZ)	2,216,980	2.7	2,216,980	-
Jupiter Asset Management Limited	1,726,270	2.1	1,726,270	-
Amiral Gestion	299,628	0.4	299,628	-
Hospital Authority Provident Fund Scheme	259,616	0.3	259,616	-
Renaissance Technologies Corp.	55,000	0.1	55,000	-
California Public Employees' Retirement System	32,400	0.0	32,400	-
KGI Securities Investment Trust Co., Ltd.	16,402	0.0	16,402	-
Merrill Lynch Asset Management Arm	6,000	0.0	6,000	-
Top 10 Institutional Investors	**10,727,526**	**13.2**	**10,727,526**	**-**
Other Institutional Investors	546	0.0	546	-
Total Institutional Investors	**10,728,072**	**13.2**	**10,728,072**	**-**
Retail Shareholders	**8,173,056**	**10.0**	**8,173,056**	**-**

Source: Capital IQ and Company filings
Notes:
(a) Each Class A and Class B ordinary share represents 1 ordinary share
(b) Holders of Class A ordinary shares are entitled to 1 vote per share
(c) Holders of Class B ordinary shares are entitled to 5 votes per share

CONFIDENTIAL: For the Special Committee's Use Only - 15 - Project CLARITY

III. Valuation Analysis

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Reference Range Analysis

Unaffected Price (a): Offer Price:

$4.01 $4.70

Selected Public Companies Analysis

CY 2013A Revenue $3.35 $6.69

CY 2013A Adjusted EBITDA $3.39 $4.02

CY 2014E Revenue $3.34 $5.80

CY 2014E Adjusted EBITDA $3.27 $3.95

Selected Precedent Transactions Analysis

CY 2013A Adjusted EBITDA $4.02 $4.46

Sum of the Parts Analysis

CY 2013A Agency&Branding Standalone EBITDA $4.30 $7.66

and CY 2013A MIM Standalone Revenue

Selected Premiums Paid Analysis

1-Day Spot Prior $4.85 $5.48

1-Week Spot Prior $5.43 $6.31

1-Month Spot Prior $4.93 $6.14

Discounted Cash Flow Analysis

Perpetuity Growth Rate $4.53 $5.47

Implied Value per Share

$2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00

Note:

(a) Represents closing price as of September 27, 2013, one day prior to the announcement of receipt of the Proposal

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Valuation Summary

華興資本
CHINA RENAISSANCE

(In US$ millions, except per share data)

Methodology	Metrics	Multiple / Percentage Range [a]	Implied Enterprise Value	Implied Equity Value [b]	Implied Value per ADS [c]
Selected Public Companies Analysis					
2013A Revenue [d]	$183.8	0.15x - 0.90x	$27.6 - $165.4	$137.7 - $275.6	$3.35 - $6.69
2013A Adjusted EBITDA [e]	7.4	4.0x - 7.5x	29.4 - 55.1	139.5 - 165.3	3.39 - 4.02
2014E Revenue [e]	183.5	0.15x - 0.70x	27.5 - 128.5	137.7 - 238.6	3.34 - 5.80
2014E Adjusted EBITDA [e]	8.1	3.0x - 6.5x	24.3 - 52.6	134.4 - 162.7	3.27 - 3.95
Selected Precedent Transactions Analysis					
2013A Adjusted EBITDA [e]	7.4	7.5x - 10.0x	55.1 - 73.5	165.3 - 183.6	4.02 - 4.46
Sum of the Parts Analysis					
2013A Agency & Branding Standalone EBITDA [f]	11.9	4.0x - 7.5x	47.8 - 89.6	177.2 - 315.3	4.30 - 7.66
2013A MIM Standalone Revenue [d]	128.4	0.15x - 0.90x	19.3 - 115.6		
Selected Premiums Paid Analysis					
1-Day Spot Prior	$4.01	20.9% - 36.6%	- -	199.5 - 225.5	4.85 - 5.48
1-Week Spot Prior	4.38	24.0% - 44.1%	- -	223.5 - 259.8	5.43 - 6.31
1-Month Spot Prior	4.00	23.3% - 53.5%	- -	203.1 - 252.6	4.93 - 6.14
Discounted Cash Flow Analysis					
Perpetuity Growth Rate	-	2.0% - 3.0%	76.2 - 115.1	186.4 - 225.2	4.53 - 5.47

Notes:
(a) Multiples and percentages ranges are based on 1st and 3rd quartiles of the corresponding valuation analysis
(b) Implied Equity Value includes US$110.1 million of net cash (US$121.2 million cash and cash equivalent less US$11.1 million of noncontrolling interests) per CLARITY's FY2013 earnings release announcement on May 7, 2014
(c) Based on 41.2 million fully diluted ADS as of December 31, 2013 per CLARITY filing
(d) Based on CLARITY's FY2013 earnings release announcement on May 7, 2014
(e) Based on Company Forecasts and CLARITY management
(f) Represents GAAP EBITDA attributable to the Agency and Branding business unit on a standalone basis after adjusting share-based compensation expenses and gain from change in fair value of consideration payable. Calculated as per CLARITY management

CONFIDENTIAL: For the Special Committee's Use Only - 18 - Project CLARITY

Selected Public Companies Analysis

華興資本
CHINA RENAISSANCE

Trading Performance of Selected Public Companies [a]

(In US$ millions, except per share price) Company	Share Price (As of May 14, 2014)	Market Value	Enterprise Value [b]	EV/Revenue 2013 [c]	EV/Revenue 2014 [d]	EV/Revenue 2015 [d]	EV/EBITDA 2013 [c]	EV/EBITDA 2014 [d]	EV/EBITDA 2015 [d]	P/E 2013 [c]	P/E 2014 [d]	P/E 2015 [d]	EBITDA Margin 2013 [c]	EBITDA Margin 2014 [d]	EBITDA Margin 2015 [d]	Net Income Margin 2013 [c]	Net Income Margin 2014 [d]	Net Income Margin 2015 [d]
CLARITY (Unaffected Price) [e]	$ 4.01	$ 165.1	$ 54.9	0.30x	0.30x	0.29x	7.5x	6.8x	6.7x	32.7x	28.6x	24.5x	4.0%	4.4%	4.4%	2.7%	3.1%	3.6%
CLARITY (Offer) [e]	4.70	193.5	83.3	0.45x	0.45x	0.44x	11.3x	10.3x	10.2x	38.3x	33.6x	28.7x	4.0%	4.4%	4.4%	2.7%	3.1%	3.6%
Selected Global Advertising Companies																		
Asatsu-DK Inc.	$23.34	$979.7	$623.7	0.18x	0.18x	0.18x	21.0x	11.6x	11.1x	28.6x	36.3x	29.4x	0.9%	1.5%	1.6%	1.0%	0.8%	1.0%
STW Communications Group Ltd.	1.20	482.9	643.4	1.77x	1.65x	1.54x	7.8x	7.0x	6.6x	11.0x	10.1x	9.4x	22.7%	23.5%	23.4%	12.4%	12.4%	12.5%
Clear Media Ltd.	0.98	528.0	420.3	1.98x	NA	NA	4.9x	NA	NA	20.6x	NA	NA	40.2%	NA	NA	12.2%	NA	NA
SinoMedia Holding Ltd.	0.86	478.9	309.7	1.08x	0.88x	0.79x	3.6x	3.3x	2.9x	8.3x	7.3x	6.6x	30.1%	26.9%	27.4%	20.9%	18.7%	19.0%
D.A.Consortium Inc.	3.58	173.7	129.7	0.13x	0.12x	0.11x	5.1x	5.6x	5.0x	21.8x	18.3x	15.8x	2.7%	2.2%	2.2%	0.8%	0.9%	0.9%
Goldbach Group AG	22.93	134.8	88.2	0.17x	0.17x	0.17x	2.7x	2.5x	2.3x	NM	16.2x	15.0x	6.5%	6.9%	7.2%	(3.5%)	1.6%	1.7%
GIIR Inc.	7.98	129.3	56.9	0.17x	NA	NA	3.2x	NA	NA	NA	NA	NA	5.3%	NA	NA	3.4%	NA	NA
AirMedia Group Inc.	2.04	121.6	38.9	0.14x	0.14x	0.12x	10.6x	2.9x	1.5x	NM	NM	29.1x	1.3%	4.7%	8.0%	(3.9%)	(1.6%)	1.3%
VisionChina Media Inc.	19.82	100.5	87.9	0.84x	NA	NA	NM	NA	NA	NM	NA	NA	(27.7%)	NA	NA	(22.9%)	NA	NA
GMO AD Partners Inc.	5.06	74.4	58.2	0.31x	NA	NA	5.3x	NA	NA	41.7x	NA	NA	5.8%	NA	NA	1.0%	NA	NA
ShiFang Holding Limited	0.06	46.6	31.5	0.73x	NA	NA	NM	NA	NA	NM	NA	NA	(56.8%)	NA	NA	(191.2%)	NA	NA
Dahe Media Co. Ltd.	0.03	28.4	54.9	0.80x	NA	NA	5.7x	NA	NA	26.5x	NA	NA	14.0%	NA	NA	1.4%	NA	NA
			Minimum	0.13x	0.12x	0.11x	2.7x	2.5x	1.5x	8.3x	7.3x	6.6x	(56.8%)	1.5%	1.6%	(191.2%)	(1.6%)	0.9%
			1st Quartile	0.17x	0.15x	0.13x	3.9x	3.0x	2.5x	15.8x	10.1x	10.8x	1.2%	2.8%	3.5%	(3.6%)	0.8%	1.0%
			Median	0.52x	0.18x	0.17x	5.2x	4.5x	3.9x	21.8x	16.2x	15.4x	5.5%	5.8%	7.6%	1.0%	1.3%	1.5%
			Mean	0.69x	0.52x	0.48x	7.0x	5.5x	4.9x	22.6x	17.7x	17.6x	3.7%	11.0%	11.7%	(14.0%)	5.5%	6.1%
			3rd Quartile	0.90x	0.71x	0.63x	7.3x	6.7x	6.2x	27.5x	18.3x	25.8x	16.2%	19.4%	19.6%	5.6%	9.7%	9.8%
			Maximum	1.98x	1.65x	1.54x	21.0x	11.6x	11.1x	41.7x	36.3x	29.4x	40.2%	26.9%	27.4%	20.9%	18.7%	19.0%

Source: Capital IQ and Company filings
Notes:
(a) Includes selected foreign-listed Chinese advertising companies and global advertising agency companies with market capitalization below US$1 billion
(b) Based on Market Value plus debt and minority interest, minus total cash and cash equivalents
(c) Based on CLARITY's FY2013 earnings release announcement on May 7, 2014
(d) Based on consensus estimates from Capital IQ as of May 14, 2014
(e) CLARITY's implied trading multiples and margins are based on adjusted EBITDA and non-GAAP net income per CLARITY's FY2013 earnings release announcement on May 7, 2014 and CLARITY management

CONFIDENTIAL: For the Special Committee's Use Only - 19 - Project CLARITY

Selected Premiums Paid Analysis

華興資本 China Renaissance

Selected Premiums Analysis — US-Listed Chinese Companies Going-Private Transactions[a]

(In US$ millions, except per share price)

Date Announced	Date Completed	Target	Financial Sponsor/Acquirer	Deal Size	Offer Price	Spot Share Price 1-Day	Spot Share Price 1-Week	Spot Share Price 1-Month	Offer Premium (%) 1-Day	Offer Premium (%) 1-Week	Offer Premium (%) 1-Month
Mar 10, 2014	-	Montage Technology Group Limited	Shanghai Pudong Science and Technology Investment	$ 562.2	$ 21.50	$ 17.16	$ 15.57	$ 15.72	25.3%	38.1%	36.8%
Feb 17, 2014	-	Chindex International Inc. [b]	Fosun Industrial; TPG Capital	253.5	19.50	17.15	15.98	16.72	13.7%	22.0%	16.6%
Feb 10, 2014	-	AutoNavi Holdings Limited	Alibaba Group	1,236.0	21.00	16.54	15.11	15.96	27.0%	39.0%	31.6%
Jan 27, 2014	-	Shanda Games Limited	Primavera Capital	440.2	6.90	5.65	4.77	4.49	22.1%	44.7%	53.7%
Dec 24, 2013	-	Noah Education Holdings Ltd.	Morgan Stanley Private Equity	41.7	2.80	2.25	2.29	2.41	24.4%	22.3%	16.2%
Nov 25, 2013	-	Giant Interactive Group, Inc.	Baring Private Equity Asia	1,601.7	11.75	10.13	9.39	9.24	16.0%	25.1%	27.2%
Nov 07, 2013	-	RDA Microelectronics, Inc.	Tsinghua Unigroup	910.0	18.00	15.55	14.85	15.10	15.8%	21.2%	19.2%
Sep 30, 2013	-	Charm Communications Inc.	CMC Capital Limited	78.5	4.70	4.01	4.38	4.00	17.2%	7.3%	17.5%
Jun 21, 2013	Dec 23, 2013	Spreadtrum Communications Inc.	Tsinghua Holdings	1,686.4	28.50	22.29	21.16	18.68	27.9%	34.7%	52.6%
Jun 20, 2013	-	ChinaEdu Corporation	NA	151.0	7.00	5.84	5.99	5.95	19.9%	16.9%	17.6%
Jun 06, 2013	-	iSoftStone Holdings Limited	ChinaAMC Capital Management	357.3	5.85	4.84	4.57	4.18	20.9%	28.0%	40.0%
May 20, 2013	Mar 28, 2014	Pactera Technology International Ltd.	Blackstone (NYSE:BX)	553.3	7.30	5.26	5.12	5.64	38.8%	42.6%	29.4%
Mar 12, 2013	Mar 28, 2014	Camelot Information Systems Inc.	Beyondsoft (SZSE:002649)	76.5	1.85	1.50	1.49	1.44	23.3%	24.2%	28.5%
Mar 11, 2013	Dec 23, 2013	Simcere Pharmaceutical Group.	Hony Capital	214.6	9.66	7.96	7.91	7.61	21.4%	22.1%	26.9%
Dec 27, 2012	Mar 05, 2013	BCD Semiconductor Manufacturing	Diodes Incorporated	151.0	8.00	3.88	3.75	3.99	106.2%	113.3%	100.5%
Nov 02, 2012	Apr 15, 2014	Trunkbow International Holdings, Ltd.	NA	30.2	1.46	1.19	1.18	1.14	22.7%	23.7%	28.1%
Oct 15, 2012	-	Yongye International, Inc.	Abax Global Capital; Morgan Stanley Private Equity	404.3	6.60	4.79	4.68	4.32	37.8%	41.0%	52.8%
Oct 12, 2012	-	Ninetowns Internet Technology Group	NA	53.9	1.90	1.08	1.10	1.09	75.9%	72.7%	74.3%
Oct 09, 2012	-	American Lorain Corporation	NA	107.0	1.60	1.15	1.25	1.29	39.1%	28.0%	24.0%
Oct 03, 2012	Jun 27, 2013	Feihe International, Inc.	Morgan Stanley Private Equity	147.1	7.40	6.10	5.70	6.11	21.3%	29.8%	21.1%

Source: Company filings and press releases

Notes:

(a) Includes going-private transactions since 2011 involving US-listed Chinese companies

(b) Chindex International received a revised offer on April 18, 2014 with an offer price of US$24.00 per share, representing offer premiums of 39.9%, 50.2% and 43.5% to the 1-Day, 1-Week and 1-Month unaffected spot price, respectively

CONFIDENTIAL: For the Special Committee's Use Only - 20 - Project CLARITY

Selected Premiums Paid Analysis (Cont'd)

華興資本 China Renaissance

Selected Premiums Analysis — US-Listed Chinese Companies Going-Private Transactions[a]

(In US$ millions, except per share price)

Date Announced	Date Completed	Target	Financial Sponsor/Acquirer	Deal Size	Offer Price	Spot Share Price			Offer Premium (%)		
						1-Day	1-Week	1-Month	1-Day	1-Week	1-Month
Sep 26, 2012	Jul 05, 2013	7 Days Group Holdings Limited	Sequoia Capital China; The Carlyle Group	$ 516.3	$ 12.70	$ 10.57	$ 9.15	$ 9.23	20.2%	38.8%	37.6%
Sep 12, 2012	May 30, 2013	3SBio Inc.	CITIC Private Equity	322.6	15.00	11.59	11.20	11.23	29.4%	33.9%	33.6%
Sep 07, 2012	Apr 09, 2013	Syswin Inc.	NA	39.7	2.05	1.60	1.40	1.20	28.1%	46.4%	70.8%
Aug 13, 2012	Apr 29, 2013	Focus Media Holding Ltd.	CDH Investments; China Everbright;	3,632.9	27.50	23.38	21.08	19.49	17.6%	30.5%	41.1%
Jul 06, 2012	Mar 28, 2013	ShangPharma Corporation	TPG	60.1	9.00	6.88	6.81	6.06	30.8%	32.2%	48.5%
May 21, 2012	Dec 28, 2012	Yucheng Technologies Limited	NA	81.1	3.90	3.08	3.11	3.04	26.6%	25.4%	28.3%
May 09, 2012	Feb 07, 2013	China Nuokang Bio-Pharmaceutical	NA	45.6	5.80	3.70	3.65	3.64	56.8%	58.9%	59.3%
Mar 27, 2012	Jun 27, 2013	Zhongpin, Inc.	NA	827.6	13.50	9.21	8.50	11.21	46.6%	58.8%	20.4%
Feb 21, 2012	Jun 08, 2012	China TransInfo Technology Corp.	SAIF Partners	183.4	5.65	5.15	4.87	4.71	9.7%	16.0%	20.0%
Jan 20, 2012	Jan 15, 2014	AsiaInfo-Linkage, Inc.	CITIC Capital; CITIC PE;	818.7	12.00	9.92	7.96	6.67	21.0%	50.8%	79.9%
Dec 13, 2011	-	WSP Holdings Ltd.	NA	893.6	3.20	2.00	2.20	1.95	60.0%	45.5%	64.1%
Nov 19, 2011	Dec 19, 2011	Global Education & Technology Group	Pearson plc (LSE:PSON)	294.0	11.01	5.37	3.33	3.19	105.0%	230.5%	245.0%
Nov 14, 2011	Apr 17, 2012	China GrenTech Corp. Ltd.	NA	247.3	3.15	2.56	2.72	2.01	23.0%	15.8%	56.7%
Oct 28, 2011	Apr 20, 2012	China Real Estate Information Corporation	E-House	278.0	6.62	5.40	4.98	4.90	22.6%	32.9%	35.1%
Oct 17, 2011	Nov 22, 2011	Shanda Interactive Entertainment Ltd.	NA	678.7	41.35	33.48	32.37	35.42	23.5%	27.7%	16.7%
Mar 25, 2011	Aug 15, 2011	Funtalk China Holdings Limited	ARC Capital Holdings; Arch Digital; Capital Ally Investments; GM Investment	99.2	7.10	6.15	5.73	4.95	15.4%	23.9%	43.4%
Mar 07, 2011	Nov 04, 2011	China Fire & Security Group, Inc.	Bain Capital Private Equity	258.3	9.00	6.26	5.75	5.73	43.8%	56.5%	57.1%
Jan 31, 2011	Sep 16, 2011	China Security & Surveillance Technology	NA	713.6	6.50	4.88	4.82	5.28	33.2%	34.9%	23.1%
								Minimum [b]	9.7%	7.3%	16.2%
								1st Quartile [b]	20.9%	24.0%	23.3%
								Median [b]	24.0%	32.5%	34.3%
								Mean [b]	32.4%	41.0%	44.6%
								3rd Quartile [b]	36.6%	44.1%	53.5%
								Maximum [b]	106.2%	230.5%	245.0%
Sep 30, 2013	NA	CLARITY	CMC Capital Limited	86.3	4.70	4.01	4.38	4.00	17.2%	7.3%	17.5%

Source: Company filings and press releases

Notes:

(a) Includes going-private transactions since 2011 involving US-listed Chinese companies

(b) Represents overall statistics of going-private transactions since 2011 involving US-listed Chinese companies

CONFIDENTIAL: For the Special Committee's Use Only - 21 - Project CLARITY

華興資本 CHINA RENAISSANCE

Selected Precedent Transaction Analysis

Selected Precedent Transactions [a]

(In US$ millions, except per share price)

Date Announced	Target	Acquirer	Deal Size	Percentage Acquired	LTM EV/EBITDA [b]
Apr 13, 2013	Tibet Shannan East Bojie Advertisement	BlueFocus Communication Group (SZSE:300058)	$ 291.0	89%	6.8x
Jan 16, 2013	Beijing Guoguang Guangrong Advertising	Huawen Media Investment Corporation (SZSE:000793)	109.7	100%	10.0x
Aug 13, 2012	Focus Media Holding Ltd.	The Carlyle Group (NasdaqGS:CG); CITIC Capital; China Everbright (SEHK:165); ; FountainVest Partners CDH Investments; Fosun International (SEHK:656)	3,632.9	64%	8.5x
Jul 12, 2012	Aegis Group plc	Dentsu Inc. (TSE:4324)	5,182.6	100%	16.4x
Nov 03, 2011	Photon Group Limited, Five Field Marketing & Retail Agencies and Two Related Businesses	Navis Capital Partners	151.9	100%	7.0x
Jul 08, 2011	Beijing Kingo Advertising & Communication	BlueFocus Communication Group (SZSE:300058)	69.1	100%	9.9x
				Minimum	6.8x
				1st Quartile	7.4x
				Median	9.2x
				Mean	9.8x
				3rd Quartile	10.0x
				Maximum	16.4x
Sep 30, 2013	CLARITY	CMC Capital Limited	86.3	45%	11.3x[c]

Source: Company filings, press releases and public news

Notes:

(a) Includes selected announced or closed M&A transactions over US$10 million involving Chinese and global advertising companies since 2011

(b) Last twelve months through the announcement of transactions

(c) Based on CLARITY's 2013A adjusted EBITDA

CONFIDENTIAL: For the Special Committee's Use Only - 22 - Project CLARITY

Discounted Cash Flow Analysis

Consolidated Historical and Forecasted Financials

Fiscal year ended December 31, 2011A (a) 2012A (a) 2013A (b) 2014E (c) 2015F (c) 2016F (c) 2017F (c) 2018F (c)

(In US$ millions)

Adjusted EBITDA $ 52.1 $ 0.4 $ 7.4 $ 8.1 $ 8.2 $ 11.9 $ 12.1 $ 15.6

Depreciation & amortization 1.3 2.1 2.9 2.9 2.9 2.9 2.9 2.9

EBIT 50.8(1.7) 4.5 5.2 5.3 9.0 9.2 12.7

Less: Taxes 2.2 1.5 1.4 0.3 0.5 1.3 1.3 2.2

EBIAT 48.6(3.2) 3.1 4.9 4.8 7.8 7.9 10.5

Plus: Depreciation & amortization 1.3 2.1 2.9 2.9 2.9 2.9 2.9 2.9

Less: Capital expenditures, net 3.2 4.3 3.1 3.1 3.2 3.4 3.5 3.7

Decrease / (Increase) in working capital(0.1) 7.9(7.9) 0.0 0.0 0.0 0.0

Unlevered free cash flow (d) $ 46.7 $ (5.5) $ 10.7 $ (3.2) $ 4.5 $ 7.3 $ 7.3 $ 9.7

Implied Enterprise Value(in US$ millions)$USNet Debt (b) Implied Equity Value (in millions)

Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate

Rate (e) 2.0% 2.3% 2.5% 2.8% 3.0% Net Debt Rate (e) 2.0% 2.3% 2.5% 2.8% 3.0%

9.5% $100.4 $103.7 $107.2 $111.0 $115.1($110.1) 9.5% $210.5 $213.8 $217.3 $221.1 $225.2

10.0% 93.1 96.0 99.0 102.3 105.7 (110.1) 10.0% 203.3 206.1 209.1 212.4 215.9

10.5% 86.8 89.3 91.9 94.7 97.7 (110.1) 10.5% 196.9 199.4 202.0 204.8 207.8

11.0% 81.2 83.4 85.7 88.1 90.7 (110.1) 11.0% 191.3 193.5 195.8 198.2 200.8

11.5% 76.2 78.1 80.1 82.3 84.5 (110.1) 11.5% 186.4 188.3 190.3 192.4 194.7

Implied Value Per Share(US)$ Implied Terminal EBITDA Multiple

Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate

(e)(e)

Rate 2.0% 2.3% 2.5% 2.8% 3.0% Rate 2.0% 2.3% 2.5% 2.8% 3.0%

9.5% $5.11 $5.19 $5.28 $5.37 $5.47 9.5% 6.4x 6.6x 6.9x 7.1x 7.4x

10.0% 4.94 5.01 5.08 5.16 5.24 10.0% 6.0x 6.2x 6.4x 6.6x 6.8x

10.5% 4.78 4.84 4.91 4.98 5.05 10.5% 5.6x 5.7x 5.9x 6.1x 6.3x

11.0% 4.65 4.70 4.76 4.82 4.88 11.0% 5.2x 5.3x 5.5x 5.6x 5.8x

11.5% 4.53 4.57 4.62 4.67 4.73 11.5% 4.9x 5.0x 5.1x 5.3x 5.4x

Notes:

(a) Historical financials per CLARITY filings

(b) Based on CLARITY-s FY2013 earnings release announcement on May 7, 2014 (c) Based on Company Forecasts and CLARITY management

(d) Does not take into account non-GAAP adjustments including share-based compensation expenses and gain from change in fair value of consideration payable (e) Discount rate based on China Renaissance estimates derived from a weighted average cost of capital analysis of selected public companies

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

IV. Appendix

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY

Weighted Average Cost of Capital Calculation

Weighted Average Cost of Capital Calculation

Cost of equity (Ke )

(a)

Risk free rate (10-year U.S. Treasury) 3.4%

Levered beta (b) 1.02

Equity risk premium (c) 6.7%

(d)

Country risk premium 0.9%

Ke 11. 1%

After Tax Cost of debt (Kd)

Pre-tax cost of debt (e) 2.6%

(f)

Effective corporate tax rate 25.0%

Kd 1. 9%

Weighted Average Cost of Capital (WACC)

Weighted Cost of Equity (g) 10.3%

W eighted Cost of Debt (g) 0.1%

WACC 10. 5%

Notes:

(a) 10-year U.S. Treasury rate per Capital IQ as of May 14, 2014

(b) Based on selected public companies beta per Capital IQ as of May 14, 2014 (c) Equity risk premium per 2013 Ibbotson Risk Premia Over Time Report

(d) Per Country Default Spreads and Risk Premiums by Aswath Damodaran, January 2014 (e) Pre-tax cost of debt of 2.6% based on analysis of selected public companies (f) Long-term effective tax rate of 25.0% per CLARITY management

(g) Assumes a target debt to capitalization of 5.6% based on capital structure analysis of selected public companies

CONFIDENTIAL: For the Special Committee’s Use Only

Project CLARITY